As filed with the Securities and Exchange Commission on May 19,
1998
Registration No. 333-29615

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                 Post-Effective Amendment No. 1
                               to
                            Form S-8
                Registration Statement Under The
                     Securities Act of 1933


                         Boatracs, Inc.
     (Exact Name of Registrant as Specified in Its Charter)



     California                              33-0644381
(State or Other Jurisdiction                (I.R.S. Employer
Identification Number)
of Incorporation or Organization)


6440 Lusk Blvd., Suite D201, San Diego, California       92121
(Address of Principal Executive Offices)              (Zip Code)


             Boatracs, Inc. 1996 Stock Option Plan
                    (Full Title of the Plan)


            Michael Silverman, Chairman of the Board
                         Boatracs, Inc.
                  6440 Lusk Blvd., Suite D201
                  San Diego, California 92121
            (Name and Address of Agent For Service)


                          619-587-1981
  (Telephone Number, Including Area Code of Agent For Service)




                  DEREGISTRATION OF SECURITIES

The Registrant registered 1,000,000 shares on Form S-8 (File No. 333-29615). These shares had previously been registered on Form S-8 (File No. 333-01817), and should not have been registered on File No. 333-29615. File No. 333-29615 reflected amendments to the Registrant's 1996 Stock Option Plan which did not affect the number of shares available for issuance under such plan. The Registrant hereby removes from registration the 1,000,000 shares registered on File No. 333-29615.

                           SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California on May 19,1998.

                   BOATRACS, INC.



                   By:   /S/ MICHAEL SILVERMAN
                    Michael Silverman, Chairman of the Board

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Silverman and Jon Gilbert, or either of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

/S/JON GILBERT              Chief Executive      May 19, 1998
Jon Gilbert                 Officer,
                            President,
                            Director

/S/CURT McLELAND            Chief Financial      May 19, 1998
Curt McLeland               Officer


/S/MICHAEL SILVERMAN        Chairman of the      May 19, 1998
Michael Silverman           Board



/S/ANNETTE FRISKOPP         Director             May 19, 1998
Annette Friskopp


/S/GILES BATEMAN            Director             May 19, 1998
Giles Bateman


/S/LUIS MAIZEL              Director             May 19, 1998
Luis Maizel


/S/MITCHELL LYNN            Director             May 19, 1998
Mitchell Lynn